July 27, 2004
(212) 538-3831
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Depositor

CSFB 2004-AR8 [8-A-2]
$[238,000,000] (Approximate)

Note: Information is preliminary and subject to change

Deal Information
Deal Close:	August [30], 2004
Investor Settlement:	August [31], 2004
Approximate Collateral Characteristics
Group:	[8B]
Size:	$[260,335,415.06] (+/- 10%)
Originator:	15.7% GreenPoint (+/- 5%)
Gross WAC:	6.341 (+/- 15 bps)
Net WAC:	6.069 (+/- 15 bps)
Index:	93.13% 6MLB (+/- 5%)
W.A. Gross Margin:	3.184 (+/- 5 bps)
W.A. Net Margin:	2.912 (+/- 5 bps)
W.A. Months to Roll:	34 (+/- 2)
W.A. Initial Cap	3.555% (+/- 100bps)
W.A. Periodic Cap:	2.027 (+/- 100bps) (on an annualized basis)
W.A. Life Cap:	5.177 (+/- 100bps)
WAM:	358 (min. 351) (+/- 2 months)
Interest Only Loans:	40.6% (+/-5%)
Average Balance:	$[329,122] (+/-25,000)
CA:	43.9% (+/-5%)
W.A. Original LTV:	78.6% (+/-5%)
W.A. Credit Score:	701 (+/-5)
Full/Alt. Doc.:	14.2% (+/-5%)
Owner Occupancy:	73.8% (+/-10%)
Cash-out Refi.:	15.6% (+/-5%)
SFD/PUD:	79.1% (+/-5%)
Bond Information
Class:	[8-A-2]
Size:	$[238.0 MM] (+/- 10%)
Coupon:	1ML +[0.390]%, Prior to Call Date, and [0.780]% thereafter. Subject to
Group 8B Available Funds WAC Cap and [11.000]% Hard Cap
Expected Rating:	S&P: AAA
Moody’s: Aaa
Estimated Credit Support:	8.75% (+/- 50 bps)
Structure:	Home Equity Type Structure: Senior/Subordinate O/C Structure

Note: Information is preliminary and subject to change

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse First Boston LLC makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.